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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT.

        SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange
Act of 1934 (Amendment No.          )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐    Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12
WORLD WRESTLING ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

1241 East Main Street
Stamford, Connecticut 06902

To our Stockholders:	August 28, 2002

        We are pleased to invite you to attend the 2002 annual meeting of stockholders of World Wrestling Entertainment, Inc. which will be held at 10:00 a.m., local time, on September 27, 2002, at The World™, 1501 Broadway, New York, New York 10036. The business to be conducted is described in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

        Your vote is important. Whether or not you expect to attend, your shares should be represented. Therefore, we urge you to complete, sign, date and promptly return the enclosed proxy or deliver your proxy instructions via the Internet or by telephone. If you attend the meeting and wish to vote in person, you will have the opportunity to do so, even if you have already returned your proxy.

        On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in our Company.

Sincerely, Linda E. McMahon Chief Executive Officer

PLEASE NOTE THAT THIS WILL BE A BUSINESS MEETING ONLY AND NOT AN ENTERTAINMENT EVENT. NO SUPERSTARS WILL BE IN ATTENDANCE AT THE MEETING. The meeting will be limited to stockholders as of the record date (or their authorized representatives) having an admission ticket or evidence of their stock ownership. If you plan to attend the meeting, please mark the appropriate box on your proxy card, and we will mail an admission ticket to you. If your stock is held in the name of a bank, broker or other holder of record and you plan to attend the meeting, you can obtain an admission ticket in advance by providing proof of your ownership, such as a bank or brokerage account statement, to the Investor Relations Department at World Wrestling Entertainment, Inc., 1241 E. Main Street, Stamford, CT 06902. If you do not obtain an admission ticket, you must show proof of your ownership of the Company's Common Stock at the registration tables at the door. Registration will begin at 8:30 a.m. and seating will begin at 9:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

WORLD WRESTLING ENTERTAINMENT, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held September 27, 2002

To the Stockholders of World Wrestling Entertainment, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of World Wrestling Entertainment, Inc., a Delaware corporation, will be held at The World™, 1501 Broadway, New York, New York 10036, on September 27, 2002, at 10:00 a.m. local time, for the following purposes, as described in the attached Proxy Statement:

  1.
  to elect seven Directors to serve for the ensuing year and until their successors are elected;

  2.
  to approve the World Wrestling Entertainment, Inc. Employee Stock Purchase Plan; and

  3.
  to ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending April 30, 2003.

        We have fixed the close of business on August 23, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at our Annual Meeting and at any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS
Edward L. Kaufman Senior Vice President, General Counsel and Secretary

Stamford, Connecticut
August 28, 2002

IMPORTANT

Whether or not you plan to attend the meeting in person, you are urged to either sign and date the enclosed proxy card and return it promptly in the envelope provided or deliver your proxy instructions via the internet or by telephone so that your stock may be represented at the meeting.

PROXY STATEMENT

Annual Meeting of Stockholders
Friday, September 27, 2002

        The enclosed proxy is solicited on behalf of the Board of Directors of World Wrestling Entertainment, Inc. in connection with our Annual Meeting of Stockholders to be held on Friday, September 27, 2002, at 10:00 a.m. local time (the "Annual Meeting"), or any adjournment or postponement of this meeting. The Annual Meeting will be held at The World™, 1501 Broadway, New York, New York 10036. We intend to mail this proxy statement and accompanying proxy card on or about August 28, 2002, to each stockholder entitled to vote at our Annual Meeting.

        We will pay all costs of this proxy solicitation. Directors or officers, or other employees of ours, may also solicit proxies in person or by mail, telephone or telecopy.

        Only holders of record of our Class A common stock and Class B common stock at the close of business on August 23, 2002, will be entitled to notice of and to vote at our Annual Meeting. At the close of business on the record date, 15,625,935 shares of Class A common stock and 54,780,207 shares of Class B common stock were outstanding and entitled to vote, with each Class A share entitled to one vote on all matters and each Class B share entitled to ten votes. We sometimes refer to Class A common stock and Class B common stock together as "Common Stock".

        A majority of the outstanding shares of Common Stock, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Our nominees for election to the Board will be elected by plurality vote. A majority of the shares present and entitled to vote will be required to approve the Employee Stock Purchase Plan and to ratify the selection of Deloitte & Touche LLP as our independent auditors. Both abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but broker non-votes are not considered present and entitled to vote on any matter. Consequently, only abstentions will have the effect of a vote against Proposals 2 and 3. The Board of Directors recommends that you vote FOR each of our nominees, FOR approval of the Employee Stock Purchase Plan and FOR ratification of our independent auditors.

        If you vote via any of the following methods, you have the power to revoke your vote before the Annual Meeting or at the Annual Meeting. You may revoke a proxy by mailing us a letter which we receive prior to the Annual Meeting stating that the proxy is revoked, by signing a subsequent proxy presented at the Annual Meeting, or by attending our Annual Meeting and voting in person.

Vote by Mail:

        If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

Vote by Telephone:

        If you are a record holder (you hold a certificate for your shares), you can vote your shares by calling the toll-free number 1-800-PROXIES. Telephone voting is available 24 hours a day until 12:01 A.M. on

September 27, 2002. The voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate record holders by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card. If you are located outside the US and Canada, please see your proxy card for additional instructions.

Vote by Internet:

        If you are a record holder, you can also choose to vote via the Internet. The web site for Internet voting is www.voteproxy.com. Internet voting is available 24 hours a day until 12:01 A.M. on September 27, 2002. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do NOT need to return your proxy card.

PROPOSAL 1—ELECTION OF DIRECTORS

        Stockholders will elect seven Directors at our Annual Meeting, each to serve until the next Annual Meeting of Stockholders or a successor shall have been chosen and qualified. We intend to vote the shares of Common Stock represented by a proxy in favor of the seven nominees listed below, unless otherwise instructed in the Proxy. Each nominee is now a Director. We believe all nominees will be willing and able to serve on our Board. In the unlikely event that a nominee is unable or declines to serve, we will vote the shares for the remaining nominees and, if there is one, for another person duly nominated by our Board of Directors.

Directors and Executive Officers

        All three current executive officers and four non-employee Directors are nominees for election.

        Vincent K. McMahon, 57, co-founder of our Company, has served as Chairman of the Board of Directors and the board of directors of our predecessor entities since 1980. He is Chairman of the Executive Committee. Mr. McMahon and Linda E. McMahon are husband and wife.

        Linda E. McMahon, 53, co-founder of our Company, has served as our Chief Executive Officer since May 1997, and was President from May 1993 through June 2000. She is a Director and a member of the Executive Committee.

        Lowell P. Weicker, Jr., 71, has been a Director since 1999 and is Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Weicker served as Governor of the State of Connecticut from 1991 to 1995. He served as a United States Senator representing the State of Connecticut from 1970 to 1988. Mr. Weicker also serves as a director of Compuware Corporation, HPSC, Inc., Phoenix Mutual Funds and UST Inc.

        David Kenin, 60, has been a Director since 1999 and is Chairman of the Audit Committee and a member of the Compensation Committee. Since January 2002, Mr. Kenin has been Executive Vice President of Programming, Hallmark Channel. Mr. Kenin is the former President of CBS Sports. Until 1994, he was Executive Vice President of USA Networks and after that, he was the general partner of Kenin Partners, a consulting firm.

        Joseph Perkins, 67, has been a Director since 1999. Mr. Perkins was a pioneer in the television syndication of wrestling matches starting more than forty years ago. He is President of Communications Consultants, Inc.

        Michael B. Solomon, 55, has been a Director since August 2001 and is a member of the Audit and Compensation Committees. Mr. Solomon is Managing Principal of Gladwyne Partners, LLC, a private equity fund manager ("Gladwyne"). Prior to founding Gladwyne Partners in July 1998, Mr. Solomon was affiliated with Lazard Freres & Co. LLC. Mr. Solomon joined Lazard Freres in 1981 and became a Partner in 1983. Mr. Solomon also serves on the board of directors of Key3Media Group, Inc. In connection with a sale of certain shares of his stock as described in "Executive Compensation—Certain Relationships and Related Transactions", Mr. McMahon agreed to vote his shares and the shares of The Vincent K. McMahon Irrevocable Trust to elect Mr. Solomon (or his successor designated by an affiliate of Gladwyne), as a Director.

        August J. Liguori, 51, has served as our Executive Vice President, Chief Financial Officer and Treasurer since September 1998. Mr. Liguori has been a Director since 1999 and is a member of the Executive Committee. Prior to that, Mr. Liguori was Chief Financial Officer of Marvel Entertainment Group, Inc. since 1996. From 1986 to 1996, he was employed by Atari Corporation, serving as Chief Financial Officer and a member of the board of directors and executive committee from 1991 to 1996.

Committees of the Board of Directors

        The Board has standing Audit, Compensation and Executive Committees.

        The Audit Committee acts as liaison between the Board and the independent auditors and annually recommends to the Board the appointment of the independent auditors. The Audit Committee reviews with the independent auditors the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls, and monitors other corporate and financial policies. The Board of Directors has adopted a written charter for the Audit Committee.

        The Compensation Committee approves compensation arrangements for senior management, approves and recommends to the Board of Directors the adoption of any compensation plans in which officers and Directors are eligible to participate, and grants options and other benefits under these plans.

        The Executive Committee has all of the powers of the Board of Directors (other than as prohibited under the Delaware General Corporation Law) in between meetings of the Board of Directors. The Executive Committee is required to report at any regular or special meeting of the Board of Directors on any matters considered or acts taken by the Executive Committee since the prior meeting of the Board.

        We have no nominating committee or other committee of the Board performing a similar function.

Meetings of the Board and Committees

        During fiscal 2002, there were five meetings of the Board of Directors, three meetings of the Audit Committee, no meeting of the Compensation Committee and one meeting of the Executive Committee. All Directors attended at least 75% of the aggregate number of meetings of the Board and committees on which he or she served.

Directors' Compensation

        Each non-employee Director receives an annual fee of $25,000 and a fee of $500 for each Board meeting that he attends and reimbursement of his related expenses. Directors who are employees of the Company receive no compensation for serving on either the Board or any committee.

EXECUTIVE COMPENSATION

        The following table sets forth the components of the total compensation earned during fiscal 2002, 2001 and 2000 by our Chairman of the Board; Chief Executive Officer; and Executive Vice President, Chief Financial Officer and Treasurer, who were the only executive officers of the Company at the end of fiscal 2002. These people are referred to as the "named executive officers."

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
				Awards	Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)		All Other Compensation ($)
Vincent K. McMahon, Chairman	2002 2001 2000	1,000,000 1,000,000 855,769	— 900,000 1,344,800	— — —	— — —		929,965 64,719 79,372	(1) (1) (1)
Linda E. McMahon, Chief Executive Officer	2002 2001 2000	750,000 750,000 642,307	— 675,000 995,262	— — —	— — —		13,350 8,100 20,200	(2) (2) (2)
August J. Liguori, Executive Vice President, Chief Financial Officer, and Treasurer	2002 2001 2000	445,193 350,000 350,000	— 725,000 651,800	— 35,000 300,000	428,623 — —	(3)	5,100 5,100 20,200	(2) (2) (2)

(1)
Includes payments for talent fees, certain insurance, the employer matching contributions for our 401(k) plan, and, prior to December 2000, contributions to our money purchase plan. Also includes payments made for housekeeping services which services were terminated effective May 1, 2002. Effective May 1, 2002, Mr. McMahon's salary increased by $85,000.

(2)
Consists of matching contributions to our 401(k) plan and, prior to December 2000, contributions to our money purchase plan. In the case of Mrs. McMahon, this number also includes certain talent fees relating to performances made by her.

(3)
Consists of a balloon payment made in August 2001 as required by Mr. Liguori's employment agreement which was in effect through such month.

Employment Agreements

        We have employment agreements with each of Vincent K. McMahon and Linda E. McMahon. Mr. McMahon's agreement is for a term of seven years, and Mrs. McMahon's agreement is for a term of four years. Mr. and Mrs. McMahon also have booking contracts that are coterminous with their employment agreements and, in the case of Mr. McMahon, his booking contract provides for a guaranteed payment of $850,000 per year. Each agreement will automatically extend for successive one-year periods unless either party gives notice of non-extension at least 12 months, but no more than 18 months, prior to the expiration date. Mr. McMahon's employment agreement provides for him to be our Chairman at a base salary of $1.085 million per year. Mrs. McMahon's employment agreement provides for her to be our Chief Executive Officer at a base salary of $750,000 per year. Mr. and Mrs. McMahon are each entitled to an annual bonus of up to 100% of base salary based upon the attainment of performance goals and to participate in our various employee benefit plans and programs. During the term of the employment agreements, the compensation package of each of Mr. and Mrs. McMahon will be reviewed no less frequently than annually by the Compensation Committee to determine whether or not it should be increased or enhanced in light of the executive's duties, responsibilities and performance.

        Under the employment agreements with Mr. and Mrs. McMahon, in the event we terminate either executive's employment other than for cause, death or disability, or if the executive terminates his or her employment for good reason, or if the executive terminates his or her employment for any reason within the 90-day period beginning six months after the occurrence of a change in control, we are obligated to pay to the executive compensation and benefits that are accrued but unpaid at the date of termination, plus a lump sum cash amount equal to the executive's base salary and bonus for the greater of the balance of the contract term or two years and to continue his or her benefit plan participation for such period. If Mr. or Mrs. McMahon dies during the term of his or her agreement, we are obligated to pay to the executive's estate compensation and benefits that are accrued but unpaid as of the date of the executive's death, plus a lump sum amount equal to the executive's base salary and bonus for two years. If we terminate Mr. or Mrs. McMahon's employment for cause, if either executive resigns without good reason, or if either executive's employment is terminated due the executive's disability, we are obligated to pay the executive compensation and benefits accrued but unpaid as of the date of termination. If either Mr. or Mrs. McMahon becomes subject to any change in control excise taxes, we will be obligated to provide such executive a "gross-up" bonus sufficient, on an after-tax basis, to cover any such excise taxes. The employment agreements also contain confidentiality covenants and covenants that, among other things, prohibit each executive from competing with us in professional wrestling and our other core businesses during employment and for one year after termination, unless the termination follows a change in control.

Stock Options

        The following tables provide information on the value of options owned by the named executive officers and aggregate securities underlying equity compensation plans at April 30, 2002. No options were granted to the named executive officers during fiscal 2002.

Fiscal 2002 Year-End Option Values

Name	Exercisable/ Unexerciseable	Value of Exercisable/Unexerciseable Options at Fiscal Year End ($) (1)
August J. Liguori	158,750 / 176,250	13,213 / 39,638

(1)
The closing price of a share of Class A common stock on April 30, 2002 was $14.45.

Equity Compensation Plan Information

Plan Category	Number of shares of Class A common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,253,600	$16.40	3,564,450
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	6,253,600	$16.40	3,564,450

Certain Relationships and Related Transactions

        Mr. McMahon is the sole stockholder of Shane Productions, Inc., an affiliated company which is not included in our consolidated financial statements and which holds a 21% partnership interest in Titan/Shane Partnership, in which we hold a 79% interest. Mr. McMahon is also the sole stockholder of Shane Distribution Co., an affiliated company which is not included in our consolidated financial statements. During Fiscal 2002, Shane Distribution Co. repaid to us in full a receivable in the amount of approximately $307,000.

        During Fiscal 2002, a travel company with which we did business prior to the sale of its assets in June 2000 repaid to us in full a receivable in the amount of $332,000. This company is owned by Mrs. McMahon.

        We have a tax indemnification agreement with Mr. McMahon which provides for, among other things, the indemnification of us by Mr. McMahon for any federal and state income taxes, including interest and penalties, that we incur if, for any reason, we are deemed to be a Subchapter C corporation during any period for which we reported our taxable income as a Subchapter S corporation, or if an adjustment to one or more of our tax returns for a C taxable year results in a net increase in our taxable income in a C taxable year and a net decrease in our taxable income in an S taxable year. We are required to indemnify Mr. McMahon for any federal and state income taxes, including interest and penalties, that Mr. McMahon or a trust he established may incur if an adjustment to one or more of our tax returns for an S taxable year results in a net increase in our taxable income in an S taxable year and a net decrease in our taxable income in a C taxable year.

        During fiscal 2001, we were a party to a venture with a subsidiary of National Broadcasting Company, Inc. ("NBC") that, prior to the league's cessation of business in April 2001, owned, funded and operated a professional football league, the XFL. As part of the overall television coverage of the XFL, NBC broadcasted XFL regular season and championship games. In June 2000, a subsidiary of NBC purchased approximately 2.3 million shares of our Class A common stock at a price of $13.00 per share and entered into a registration rights agreement with us. Under this agreement, among other things, we registered the shares under the Securities Act of 1933 (the "Securities Act") and were required to maintain the effectiveness of the registration until it was no longer required. We were obligated to pay all expenses incident to the registration, offering and sale of the shares, other than underwriting commissions, and to indemnify the stockholder against certain civil liabilities, including liabilities under the Securities Act. In May 2002, we repurchased these shares for a price of $12.00 per share and the registration rights agreement was terminated.

        In April 2000, we entered into a strategic alliance with Viacom Inc. through September 2005, under which Viacom airs certain of our programming. In July 2000, Viacom purchased approximately 2.3 million shares of our Class A common stock and entered into a registration rights agreement with us which is, in substance, identical to the registration rights arrangements we had with NBC prior to their termination as described above.

        In August 2001, the Vincent K. McMahon Irrevocable Trust sold to Invemed Catalyst Fund, L.P. ("Invemed") an aggregate of 1,886,793 shares of Common Stock and in connection with such sale, the Company entered into a registration rights agreement under which we registered all shares held by Invemed, will maintain such effectiveness until no longer needed and will pay certain expenses incident to the registration, excluding underwriting commissions, and will indemnify the stockholder against certain civil liabilities, including liabilities under the Securities Act.

        Commencing May 1, 2002, Joseph Perkins, through his wholly-owned consulting company, Communications Consultants, Inc., entered into an agreement to provide the Company television syndicate consulting services for aggregate compensation in the amount of $250,000 per year. In connection with such agreement, Mr. Perkins resigned from his positions on the Compensation and Audit Committees.

REPORT AND PERFORMANCE GRAPH

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act of 1934 that might incorporate future filings, in whole or in part, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2002 and the Company's currently effective Registration Statements on Forms S-3 and S-8, the following Report and Performance Graph, and the Audit Committee Report set forth under Proposal 3—Ratification of Selection of Independent Auditors, shall not be incorporated by reference into any such filings.

Report of the Compensation Committee on Executive Compensation

        The primary goal of our compensation program is to enable us to attract, retain and reward executive officers and other key employees. As an entertainment company, the talents of our creative and performing personnel are integral to our success and, by extension, the return on investment of our stockholders. Mr. McMahon, our Chairman, plays a unique role in that he heads the team which, among other functions, develops story lines, characters, live events and televised programming. In addition, Mr. McMahon and Linda McMahon, our Chief Executive Officer, are performers in our live and televised events. We believe that our continued growth will result in a continuing need for talent and managerial skills at the highest level.

        Employment Agreements were entered into with Mr. and Mrs. McMahon in connection with the initial public offering and the conversion of the Company from a Subchapter S corporation to a Subchapter C corporation prior to the formation of the Committee. These employment agreements recognize the importance of incentive compensation by providing that one-half of the executive's pay is a bonus based on performance goals and objectives. During fiscal 2001, the Company recognized the continued importance of Mr. McMahon's performances in the Company's television programming and live events by agreeing to an annual payment of $850,000 under his booking contract. The Committee believes that the agreements with Mr. and Mrs. McMahon are consistent with the goal of the Company's compensation program and are appropriate as to amount and mix of compensation, maintaining a high level of incentive compensation. We believe that future compensation will be paid under these agreements, and that compensation payable beyond what is called for by the agreements will be made by the Committee only when we deem it appropriate because of demonstrable changes in the Company's or an individual's performance.

        In light of the Company's performance during fiscal 2002, it was decided that no incentive compensation would be paid to Mr. and Mrs. McMahon under their employment agreements in respect of fiscal 2002.

The Compensation Committee
Lowell P. Weicker, Jr., Chairman David Kenin Michael B. Solomon

Performance Graph

        Set forth below is a line graph comparing, for the period commencing October 19, 1999 (the date our Class A common stock began trading) and ending April 30, 2002, the cumulative total return on the Company's Class A common stock compared to the cumulative total return of the Russell 2000 Index and the S&P Movies and Entertainment Index, a published industry index. The graph assumes the investment of $100 at the opening of trading on October 19, 1999 in our Class A common stock, the Russell 2000 Index and the S&P Movies and Entertainment Index and the reinvestment of all dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us with respect to beneficial ownership of the Company's Common Stock as of August 19, 2002 by (1) each stockholder known by the Company to be the beneficial owner of more than five percent of either Class A common stock or Class B common stock; (2) each of the Directors and named executive officers and (3) the Directors and named executive officers as a group. Unless otherwise indicated, the address of each stockholder listed in the table below is 1241 East Main Street, Stamford, Connecticut 06902.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		% of Class
Class B(1)	Vincent K. McMahon(2)	54,213,537		99%
Class A	Invemed Catalyst Fund, L.P.(3) 375 Park Avenue New York, NY 10152	2,582,773		16.5%
Class A	Viacom Inc.(4) 1515 Broadway New York, New York 10036	2,135,992		13.7%
Class A	Massachusetts Financial Services Company(5) 500 Boylston Street Boston, Massachusetts 02116	1,843,750		11.8%
Class A	Capital Group International, Inc.(6) Capital Guardian Trust Company 11100 Santa Monica Blvd. Los Angeles, CA 90025	1,731,150		11.1%
Class A	Citigroup Inc.(7) 399 Park Avenue New York, New York 10043	1,150,858		7.4%
Class A	Mario J. Gabelli and Marc J. Gabelli(8) One Corporate Center Rye, New York 10580	822,800		5.3%
Class B(1)	Linda E. McMahon	566,770	(9)	1.0%
Class A	August J. Liguori	158,750	(10)	1.0%
Class A	David Kenin	28,750	(10)	*
Class A	Joseph Perkins	28,750	(10)	*
Class A	Michael B. Solomon	32,500	(11)	*
Class A	Lowell P. Weicker, Jr.	30,750	(10)	*
Class A and Class B(12)	All Named Executive Officers and Directors as a Group (7 persons)	55,059,807		78.2%

*
Less than one percent.

(1)
Class B common stock is fully convertible into Class A common stock, on a one-for-one basis, at any time at the option of the holder. The two classes are entitled to equal per share dividends and distributions and vote together as a class with each share of Class B entitled to ten votes and each share of Class A entitled to one vote, except when separate class voting is required by applicable law. If, at any time any shares of Class B common stock are beneficially owned by any person other than Vincent McMahon, Linda McMahon, any descendant of either of them, any entity which is wholly owned and is controlled by any combination of such persons or any trust, all the beneficiaries of which are any combination of such persons, each of those shares will automatically convert into shares of Class A common stock. Assuming hypothetically that all shares of Class B were converted into Class A, the only five percent stockholder would be Mr. McMahon, individually and as trustee of The Vincent K. McMahon Irrevocable Trust, who in these capacities would have the right to vote and dispose of 77.0 percent of the Class A common stock.

(2)
Includes 10,630,941 shares of Class B common stock owned by The Vincent K. McMahon Irrevocable Trust, for which Mr. McMahon acts as trustee with right to vote and dispose of the shares. Excludes 566,670 shares of Class B common stock and 100 Shares of Class A common stock owned by Linda McMahon, set forth in the table opposite her name.

(3)
The general partner of Invemed Catalyst Fund, L.P. (the "Fund") is Invemed Catalyst GenPar, LLC, a Delaware limited liability company ("Catalyst GenPar"). The managing members of Catalyst GenPar are Gladwyne Catalyst GenPar, LLC, a Delaware limited liability company ("Gladwyne GenPar"), and Invemed Securities, Inc., a New York corporation ("Invemed"). The business address of Gladwyne GenPar is 600 The Times Building, Ardmore, PA 19003. The members of Gladwyne GenPar are Michael B. Solomon, a United States citizen ("Solomon"), Philip P. Young, a United States citizen ("Young"), Suzanne M. Present, an Australian citizen ("Present"), Robert B. Friedman, a United States citizen ("Friedman"), and Kathryn Casoria, a United States citizen ("Casoria"). The ultimate controlling stockholder of Invemed is Kenneth G. Langone ("Langone"). The Fund has the sole power to vote and dispose of the 2,582,773 shares of Class A common stock owned by the Fund. Catalyst GenPar, as the general partner of the Fund, has the sole power to vote and dispose of the 2,582,773 shares of Class A common stock owned by the Fund. Each of Gladwyne GenPar and Invemed, as managing members of Catalyst GenPar, may be deemed to have shared voting and dispositive power of such securities. Each of Gladwyne GenPar, Invemed, Solomon, Young, Present, Friedman, Casoria and Langone disclaim beneficial ownership of such securities for all other purposes.

(4)
The amount shown is derived from a Form 4, dated April 2002, filed jointly on behalf of Viacom Inc. ("Viacom"), NAIRI, Inc. ("NAIRI"), National Amusements, Inc. ("NAI") and Sumner M. Redstone. Approximately 68% of Viacom's voting stock is owned by NAIRI, which in turn is a wholly owned subsidiary of NAI. Beneficial ownership is attributed to Mr. Redstone who is the Chairman of the Board and the beneficial owner of the controlling interest in NAI and Chairman of NAIRI and Viacom.

(5)
The amount shown is derived from Amendment No. 1 to a Schedule 13G, dated April 19, 2002. Massachusetts Financial Services Company is an investment adviser.

(6)
The amount shown is derived from Amendment No. 3 to a Schedule 13G, dated February 11, 2002. Capital Group International, Inc., is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities. The investment management companies include a bank and several investment advisers.

(7)
The amount shown is derived from Amendment No. 2 to a Schedule 13G, dated February 1, 2002. Citigroup Inc. is the parent company of investment advisers that hold shared dispositive and voting power over the securities.

(8)
The amount shown is derived from a Schedule 13D, dated July 2, 2001. The shares are beneficially owned by Mario J. Gabelli and Marc J. Gabelli and various entities which either one directly or indirectly controls or for which either one of them acts as chief investment officer.

(9)
Excludes 43,582,596 shares of Class B common stock owned by Vincent McMahon and 10,630,941 shares of Class B common stock owned by The Vincent K. McMahon Irrevocable Trust, set forth in the table opposite Mr. McMahon's name. Includes 100 shares of Class A common stock owned by Mrs. McMahon.

(10)
Includes shares of common stock which currently may be purchased through the exercise of options, and, in the case of Governor Weicker, 2,000 shares owned directly by him.

(11)
Excludes 2,582,773 shares reported in the table as beneficially owned by the Fund. Mr. Solomon is the managing member of Gladwyne GenPar. As such, Mr. Solomon may be deemed to own the securities held by the Fund. Mr. Solomon disclaims beneficial ownership of such securities in excess of his pecuniary interest therein.

(12)
Assumes hypothetically that all shares of Class B common stock have been converted into Class A common stock.

PROPOSAL 2—APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

        In May 2002, the Board of Directors adopted the World Wrestling Entertainment, Inc. Employee Stock Purchase Plan (the "Plan"), subject to stockholder approval. The purpose of the Plan is to provide employees of the Company and its subsidiaries the opportunity to acquire an ownership interest in the Company through the purchase of Class A common stock below market prices. It is the intention of the

Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

        The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan, which was filed as Exhibit 10.6 to our Annual Report on Form 10-K for the fiscal year ended April 30, 2002.

Description of the Plan

        The Plan permits all eligible employees of the Company to purchase shares of Common Stock of the Company at a discount over current market prices. To be eligible an employee must work 20 hours or more per week and satisfy the other conditions noted below. As of August 19, 2002, the closing price of a share of Class A common stock on the New York Stock Exchange was $9.76, and approximately 400 employees were eligible to participate in the Plan.

        A total of 2,000,000 shares of Class A common stock will be available for purchase over the entire term of the Plan. At the election of the Company, the shares issued pursuant to the Plan may be purchased on the open market or issued by the Company out of treasury shares or original issue shares.

        The Plan has a term of ten years, subject to earlier termination by the Board of Directors. The Plan must be approved by the stockholders of the Company and, if the Plan is not approved by the stockholders at the annual meeting, the Plan will terminate. Any payroll deductions made prior to such termination will be promptly paid to the participants.

        The Plan makes shares available for purchase pursuant to two consecutive six-month offering periods each year. One offering period will commence on the first trading day for the Common Stock on or after January 15 and end on the last trading day of the Common Stock on or before July 14. The other offering period will commence on the first trading day of the Common Stock on or after July 15 and end on the last trading day of the Common Stock on or before January 14. For each six-month offering period, any eligible employee may participate in such offering under the Plan. For the current calendar year, only the July 15 through January 14 offering period will be provided.

        Employees participate by making an election on a form provided by the Company to have a dollar amount (only in increments of $5.00) of their base pay (excluding bonuses and other incentive compensation, expense allowances and reimbursements and any other cash or non-cash fringe benefits, whether taxable or not) up to a maximum of 10% deducted from pay, on an after-tax basis, for the purpose of making the purchase of shares of Class A common stock in the respective offering period. The portion of the payroll to be deducted as elected by an employee will not change in the event of changes in the employee's compensation or for any other reason during any applicable offering period.

        Effective on the first day of each offering period, as determined at the end of the respective offering period, an employee who has elected to participate is granted an option to purchase a number of whole shares determined by dividing the total amount of the employee payroll deductions actually made in the offering period by the "purchase price" per share of Class A common stock. The "purchase price" will be (i) 85% of the fair market value (as defined in the Plan) of the Class A common stock on the first day of the offering period or (ii) 85% of the fair market value (as defined in the Plan) of the Class A common stock on the last day of the offering period, whichever amount is less. Payment for shares to be purchased under the Plan will be made by payment of the accumulated payroll deductions actually made by the employee to the Company.

        No otherwise eligible employee shall be granted an option under the Plan (i) if, immediately after the grant, the employee would own stock (including by attribution from certain family members and affiliated entities) and options possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (assuming that the shares subject to the options are outstanding) or (ii) if the grant would cause his or her rights to purchase stock under all employee stock purchase plans of the Company to apply to shares of Class A common stock having a fair market value of $25,000 or more for the calendar year in which such option is outstanding at any time. As a result, while officers are generally entitled to participate, Mr. and Mrs. McMahon, and members of their immediate family, may not participate.

        A participant may not change his or her payroll deduction level during an offering period. An election to participate will remain in effect for successive offering periods unless the participant files a new election form specifying a different payroll deduction level or files a notice of withdrawal.

        A participant may withdraw from the Plan at any time prior to the last day of the offering period unless an earlier or later date is established by the Compensation Committee or the Board of Directors of the Company. A participant withdraws by filing a notice of withdrawal on a form provided by the Company. All of the participant's payroll deductions credited to his or her account will be paid to him or her promptly after receipt of the notice of withdrawal, and no further payroll deductions will be made during that offering period. A participant's withdrawal will not have any effect upon his or her eligibility to participate in any subsequent offering period under the Plan. However, the participant will be required to execute and deliver to the Company a new election form for the subsequent offering period.

        Termination of employment of a participant for any reason shall automatically constitute a withdrawal from the Plan. Upon termination of employment for any reason, the payroll deductions credited to the participant's account will be returned to the participant and, in that event, the participant's account will not be used to purchase shares of Class A common stock on the last day of the respective offering period.

        Unless a participant terminates employment or withdraws from the Plan as noted above, the option to purchase shares will be exercised automatically for the participant on the last day of the offering period. If there are insufficient shares available for purchase in any offering period to satisfy the options of the participants, shares will be issued to the participants on a pro rata basis based on the amount of their respective payroll deductions withheld in the respective offering period. No fractional shares will be issued under the Plan. Any funds remaining in a Participant's account after exercise of an option which are not sufficient to purchase a full share will be carried over for the next offering period.

        A participant's account will be no more than a bookkeeping account maintained by the Company, and neither the Company nor any subsidiary shall be obligated to segregate or hold in trust or escrow any funds in a participant's account. No interest will accrue or be payable on the payroll deductions of a participant under the Plan. Each participant will receive at least annually a statement regarding the status of his or her Plan account.

        Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of by a participant. The Company may treat any such act as an election to withdraw from the Plan.

        The Board of Directors of the Company may at any time terminate or amend the Plan. Except in certain limited circumstances (such as a dissolution or merger of the Company), no termination can affect options previously granted, and no amendment can make any change in options theretofore granted which would adversely affect the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company will obtain stockholder approval of any amendment or termination of the Plan in such a manner and to such a degree as may be required.

        The Plan is administered by the Compensation Committee of the Company. The Compensation Committee is vested with authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision or action of the Compensation Committee in connection with the construction, interpretation, administration or application of the Plan will be final and binding on all participants and all persons claiming under or through any participant.

        Except as otherwise described above, benefits under the Plan to the Named Executive Officers of the Company (other than Mr. and Mrs. McMahon who, as noted above, will not be eligible to participate in the Plan) and to other officers and employees of the Company are not currently determinable because participation in the Plan by such officers and employees is voluntary and the benefits are subject to the market price of the Common Stock at future dates.

Federal Income Tax Considerations

        THE FOLLOWING DISCUSSION ADDRESSES ONLY THE GENERAL FEDERAL INCOME TAX CONSEQUENCES UNDER THE PLAN. IT DOES NOT ADDRESS THE IMPACT OF STATE AND LOCAL TAXES, THE FEDERAL ALTERNATIVE MINIMUM TAX OR SECURITIES LAWS RESTRICTIONS, AND IS INTENDED FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT INTENDED AS TAX ADVICE TO PARTICIPANTS IN THE PLAN, WHO SHOULD CONSULT THEIR OWN TAX ADVISERS.

        It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code. The Company believes that the following federal income consequences normally will apply with respect to the Employee Stock Purchase Plan.

        The payroll deductions withheld from a participant's pay under the Plan will be taxable income to the participant and must be included in the participant's gross income for federal income tax purposes in the year in which such amounts otherwise would have been received.

        A participant will not be required to recognize any income for federal income tax purposes either at the time the participant is granted an option (which will be on the first day of the offering period) or by virtue of the exercise of the option (which will take place on the last day of such offering period). The federal income tax consequences of a sale or disposition of shares acquired under the Plan depend in part on the length of time the shares are held by a participant before such sale or disposition. If a participant sells or otherwise disposes of shares acquired under the Plan (other than any transfer resulting from death) within two years after the first day of the offering period at the end of which the shares were acquired or one year after the date the shares were acquired (the "Holding Periods"), the participant must recognize ordinary compensation income in the year of such disposition in an amount equal to the excess of (i) the fair market value of the shares on the date such shares were acquired over (ii) the price paid for the shares by the participant. The amount of "ordinary" compensation income recognized by the participant will be added to the participant's basis in such shares for purposes of determining any additional gain or loss realized by the participant on the sale of the shares. Any such additional gain or loss will be taxed as capital gain or loss, long or short, depending on how long the participant held the shares.

        If a participant sells shares acquired under the Plan after the Holding Periods, the participant must include as ordinary compensation income in the year of sale an amount of the participant's profit up to 15% of the fair market value on the first day of the Offering Period and the balance of the participant's profit is taxed at long-term capital gains rates. Any loss realized will be treated as long-term capital loss.

        If a participant dies after purchasing Class A common stock under the Plan, the one-year and two-year Holding Periods are considered automatically satisfied. Generally, in that case, Federal tax at ordinary income rates is payable only on an amount equal to the lesser of (i) the 15% discount on the fair market value on the first day of the Offering Period or (ii) the difference between the fair market value on the date of death and the purchase price the participant paid for the stock. Any additional appreciation above amounts recognized in (i) above is not subject to Federal income tax, but may be subject to Federal estate tax.

        The Company does not currently withhold FICA and FUTA taxes from a participant's compensation income attributable to the Plan. If the Company later has an obligation to withhold such amounts, the Plan reserves to the Company the right to withhold to the extent necessary to meet any applicable withholding obligation.

        The Company will not receive any income tax deduction as a result of issuing shares pursuant to the Plan, except to the extent that a participant is required to include as ordinary income amounts as a result of the sale or disposition of such shares prior to the end of the Holding Periods as discussed above.

PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has recommended that the stockholders ratify its appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending April 30, 2003. Deloitte & Touche LLP has audited our financial statements since 1984. We expect that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes and will be available to respond to appropriate questions.

Independent Auditors Fees

        The aggregate fees related to work performed by Deloitte & Touche, LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates including Deloitte Consulting (collectively, "Deloitte & Touche") for (1) auditing the Company's annual consolidated financial statements for fiscal 2002 and performing reviews of the consolidated financial statements included in our Form 10-Q for each of the first three quarters in fiscal 2002, (2) providing financial information systems design and implementation services, (3) audit related fees during fiscal 2002 such as benefit plan audits and review of Securities and Exchange Commission filings, and (4) all other services rendered during fiscal 2002, were as follows:

(1)	Audit Fees	$466,625
(2)	Financial Information Systems Design and Implementation Fees	$—
(3)	Audit Related Fees	$61,685
(4)	All Other Fees	$1,639,914

        The principal components of "All Other Fees" are fees billed by Deloitte & Touche for services related to income tax preparation and income tax consulting.

        The Audit Committee has determined that the services provided by Deloitte & Touche to the Company that were not related to its audit of the Company's financial statements were at all relevant times compatible with that firm's independence.

Audit Committee Report

        The Audit Committee of the Board of Directors consists of three outside directors. Members of the Audit Committee are independent (as independence is defined in Section 303.01 (B)(2)(a) and (3) of the New York Stock Exchange's listing standards).

        The Audit Committee met with the independent auditors and management to assure that all were carrying out their respective responsibilities. The Audit Committee reviewed the performance and fees of the independent auditors prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee discussed with the independent auditors their judgments regarding the quality and acceptability of the Company's accounting principles and the clarity of its disclosure.

        We have reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements of the Company for fiscal 2002. We also have discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee).

        In addition, we discussed with Deloitte & Touche LLP its independence from the Company and its management, including the written disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee).

        On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2002, for filing with the Securities and Exchange Commission.

The Audit Committee
David Kenin, Chairman Lowell P. Weicker, Jr. Joseph Perkins (through April 30, 2002) Michael B. Solomon (commencing April 30, 2002)

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        Stockholder proposals for consideration at the 2003 Annual Meeting must be received at the Company's principal executive offices at 1241 East Main Street, Stamford, CT 06902 on or before April 18, 2003. Under our By-laws, any stockholder proposal received after that date will be considered timely for purposes of the 2003 Annual Meeting only if the stockholder provides our Secretary notice of the proposal not earlier than June 29, 2003, and not later than July 29, 2003; provided, that if the 2003 Annual Meeting is held on or before September 6, 2003, our Secretary must receive a stockholder's notice no later than the close of business on the fifth business day following the day on which we make a public announcement of the meeting date.

OTHER MATTERS

        The Board of Directors knows of no other matters to present at the Annual Meeting. If any other matter is properly brought before the meeting, the persons named as proxies will exercise their discretionary authority to vote on such matters in accordance with their best judgment. A copy of the 2002 Annual Report (which includes our Annual Report on Form 10-K for the fiscal year ended April 30, 2002 (the "2002 10-K"), including our consolidated financial statements) is being mailed to stockholders with this Proxy Statement. As noted in "Proposal 2—Approval of Employee Stock Purchase Plan", the Employee Stock Purchase Plan is incorporated by reference to Exhibit 10.6 to our 2002 10-K. A copy of the exhibits to the 2002 10-K is available to each record and beneficial owner of our securities without charge upon written request to us at 1241 East Main Street, Stamford, CT 06902; Attention: Investor Relations Department.

BY ORDER OF THE BOARD OF DIRECTORS,
Edward L. Kaufman Senior Vice President, General Counsel and Secretary

Appendix A

WORLD WRESTLING ENTERTAINMENT, INC.
EMPLOYEE STOCK PURCHASE PLAN

        1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries an opportunity to purchase Class A Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.    Definitions.

          a.    "Board" shall mean the Board of Directors of the Company.

          b.    "Code" shall mean the Internal Revenue Code of 1986, as amended.

          c.    "Committee" shall mean the Compensation Committee of the Board, or any successor thereto, or if no such committee exists, the Board.

          d.    "Common Stock" shall mean the Class A common stock, par value $.01 per share, of the Company.

          e.    "Company" shall mean World Wrestling Entertainment, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

          f.    "Compensation" shall mean all base straight time gross earnings, exclusive of payments for overtime, shift premium, commissions, incentive compensation, incentive payments, bonuses and other compensation.

          g.    "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          h.    "Employee" shall mean any individual who is an employee of the Company or a Designated Subsidiary subject to payroll tax withholding and whose customary employment with the Company or Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

          i.    "Enrollment Date" shall mean the first day of each Offering Period.

          j.    "Exercise Date" shall mean the last day of each Offering Period.

          k.    "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

            (1)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

            (2)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

            (3)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          1.    "Offering Period" shall mean successive periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after each January 15 and July 15 and terminating on the last Trading Day in the period ending the following July 14 and January 14, respectively. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

          m.    "Plan" shall mean this Employee Stock Purchase Plan, as it may be amended from time to time.

          n.    "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 19.

          o.    "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          p.    "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          q.    "Trading Day" shall mean a day on which national stock exchanges and the NASDAQ System are open for trading.

        3.    Eligibility.

          a.    Any Employee who shall be employed by the Company or a Designated Subsidiary on the first Enrollment Date or any Employee hired after the first Enrollment Date who has at least six months service to the Company or Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

          b.    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary.

        4.    Offering Periods.    The Plan shall be implemented by consecutive Offering Periods. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

        5.    Participation.

          a.    An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form provided by the Company and filing it with the Company's Human Resources Department at least ten business days prior to the applicable Enrollment Date.

          b.    Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

        6.    Payroll Deductions.

          a.    Subject to the limitations of Section 7, at the time a participant files his or her subscription agreement, he or she shall elect to have specified dollar (in increments of $5.00) payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the participant's Compensation received on each pay day during the Offering Period.

          b.    All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account. No interest shall accrue on the payroll deductions of a participant in the Plan.

          c.    A participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions at the end of any Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate at least ten business days prior to the Enrollment Date on which the change will take effect. The change in rate shall be effective with the new Enrollment Period. A participant's subscription agreement shall remain in effect for successive Offering Periods unless changed pursuant to this Section 6(c) or terminated as provided in Section 10.

          d.    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 7 of the Plan, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

          e.    At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's Compensation or other pay the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

        7.    Grant of Option.    On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided, however, that (i) no Employee shall be granted an option permitting his or her rights to purchase Common Stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of the Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time; and (ii) that any purchase of Common Stock under the Plan shall be subject to the limitations set forth in Section 3(b). Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn from participation in the Plan pursuant to Section 10. The Option shall expire on the last day of the Offering Period.

        8.    Exercise of Option.    Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to such option shall be purchased for that participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        9.    Delivery.    As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option. Shares to be delivered to a participant under the Plan shall be registered in the name of the broker appointed by the Committee from time to time (the "Broker") to administer the Plan for the beneficial ownership of the participant or the participant and his or her spouse. The Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares and to permit orderly disposition of shares by more than one participant. No participant shall have any voting, dividend, or other stockholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the participant as provided in this Section 9.

        10.    Withdrawal.

          a.    A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in a form provided by the Company. All of the participant's payroll deductions credited to his or her account shall be paid to such participant as soon as administratively practicable after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement at least ten business days before the beginning of such succeeding Offering Period.

          b.    A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

        11.    Termination of Employment.    Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant's option shall be automatically terminated.

        12.    Stock.    Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be two million (2,000,000) shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

        13.    Administration.    The Plan shall be administered by the Committee. The Committee shall have full power, discretion and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements, to take all action in connection with administration of the Plan as it deems necessary or advisable and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

        14.    Designation of Beneficiary.

          a.    A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

          b.    Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        15.    Transferability.    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

        16.    Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        17.    Reports.    Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

        18.    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

          a.    If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options or any other similar change in the Company's capitalization, the number of shares to be purchased pursuant to an option, the price per share of Common Stock covered by an option and the maximum number of shares specified in Section 12 shall be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances. The Board's determinations under this Section 18 shall be conclusive and binding on all parties.

          b.    In the event of stockholder approval of a liquidation or dissolution of the Company, the current Offering Period will terminate immediately, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

          c.    In the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company with or into another corporation, then, in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, or (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants.

        19.    Amendment or Termination.

          a.    The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 and Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment or termination of the Plan in such a manner and to such a degree as required.

          b.    Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or the Committee) shall be entitled to change the Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U. S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or the Committee) determines in its sole discretion advisable which are consistent with the Plan.

          c.    In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

            (1)  altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

            (2)  shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

            (3)  allocating shares.

        Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

        20.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21.    Conditions Upon Issuance of Shares.

          a.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          b.    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        22.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

ANNUAL MEETING OF STOCKHOLDERS OF

WORLD WRESTLING ENTERTAINMENT, INC.

SEPTEMBER 27, 2002

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS:

☒	Please mark your votes as in this example
		FOR all nominees listed at right (except as indicated to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed at right	NOMINEES: Vincent K. McMahon Linda E. McMahon Lowell P. Weicker, Jr. David Kenin Joseph Perkins Michael B. Solomon August J. Liguori
1.	ELECTION OF DIRECTORS	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write each such nominee's name in the space provided below)

2.	Approval of World Wrestling Entertainment, Inc. Employee Stock Purchase Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Ratification of Deloitte & Touche LLP as the independent accountants for World Wrestling Entertainment, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING
☐

___________________________            ___________________________            ________________________
                    Signature                                     Signature if held jointly                            Date:                 , 2002

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of World Wrestling Entertainment, Inc. for the Annual Meeting on September 27, 2002

        By signing this card, I (we) hereby authorize AUGUST J. LIGUORI and EDWARD L. KAUFMAN, or either of them each with full power to appoint his substitute, to vote as Proxy for me at the Annual Meeting of Stockholders of World Wrestling Entertainment, Inc. to be held at The World™, 1501 Broadway, New York, New York on Friday, September 27, 2002 at 10:00  a.m., or at any adjournment thereof, the number of shares which I (we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof. By signing this card, I (we) instruct the proxies to vote as the Board of Directors recommends where I (we) do not specify a choice.

(Continued and to be dated and signed on the reverse side)

QuickLinks

INFORMATION REQUIRED IN PROXY STATEMENT.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT Annual Meeting of Stockholders Friday, September 27, 2002
EXECUTIVE COMPENSATION
REPORT AND PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
OTHER MATTERS
WORLD WRESTLING ENTERTAINMENT, INC. EMPLOYEE STOCK PURCHASE PLAN
ANNUAL MEETING OF STOCKHOLDERS OF WORLD WRESTLING ENTERTAINMENT, INC. SEPTEMBER 27, 2002 PROXY VOTING INSTRUCTIONS